UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                                                                                     January 21, 2015

ACTUANT CORPORATION
(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State of jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

N86 W12500 WESTBROOK CROSSING
MENOMONEE FALLS, WISCONSIN 53051

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
 (Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (262) 293-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 21, 2015, the Board of Directors approved an amendment to Section 3.01 of the Company’s Amended and Restated Bylaws (the “Bylaws”) to decrease the number of directors on the Board of Directors from ten (10) to nine (9).

A copy of the Bylaws, as amended to date, is included as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Shareholders (the “Annual Meeting”) of Actuant Corporation (the “Company”) was held January 21, 2015.  At the annual meeting, shareholders elected the following directors, to serve until the Company’s next annual meeting and until their successors are elected and qualified:

	Shares Voted in Favor of	Shares Withholding Authority	Broker Non-Votes
Robert C. Arzbaecher	53,232,371	3,693,364	1,809,386
Gurminder S. Bedi	53,903,589	3,022,146	1,809,386
E. James Ferland	56,051,806	873,929	1,809,386
Thomas J. Fischer	52,072,968	4,852,767	1,809,386
Mark E. Goldstein	53,335,361	3,590,374	1,809,386
R. Alan Hunter, Jr.	53,181,206	3,744,529	1,809,386
Robert A. Peterson	53,068,063	3,857,672	1,809,386
Holly A. Van Deursen	53,865,492	3,060,243	1,809,386
Dennis K. Williams	53,221,071	3,704,664	1,809,386

The following reflects voting for matters other than the election of directors brought for vote at the Annual Meeting.

	Shares Voted in Favor of	Shares Voted Against	Abstentions	Broker Non-Votes
Advisory vote on the compensation of the Company’s Named Executive Officers	52,933,824	3,584,007	407,903	1,809,386
Ratification of PricewaterhouseCoopers LLP as the Company’s independent auditor	55,090,021	3,342,992	302,108	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUANT CORPORATION
(Registrant)
Date: January 23, 2015	By:	/s/ Andrew G. Lampereur
Andrew G. Lampereur
Executive Vice President and
Chief Financial Officer